EXHIBIT 99.S-2

                                   SCHEDULE II

                                 LANTRONIX, INC.

                 CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)


                                            BALANCE
                                               AT         CHARGED
                                           BEGINNING    (RECOVERED)     CHARGED                BALANCE
                                               OF       TO COSTS AND   TO OTHER                END OF
DESCRIPTION                                  PERIOD       EXPENSES     ACCOUNTS   DEDUCTIONS   PERIOD
-----------------------------------------  ----------  --------------  ---------  -----------  -------
Year ended June 30, 2001:
Allowance for doubtful accounts            $      159  $          108  $     138  $         -  $   405
Reserve for excess and obsolete inventory         869           2,013          -          392    2,490
Warranty reserve                                  545              63          -           46      562
                                           ----------  --------------  ---------  -----------  -------
Total                                      $    1,573  $        2,184  $     138  $       438  $ 3,457
                                           ==========  ==============  =========  ===========  =======

Year ended June 30, 2002:
Allowance for doubtful accounts            $      405  $        1,680  $      49  $       668  $ 1,466
Reserve for excess and obsolete inventory       2,490           3,443         39          216    5,756
Warranty reserve                                  562             220          -          303      479
                                           ----------  --------------  ---------  -----------  -------
Total                                      $    3,457  $        5,343  $      88  $     1,187  $ 7,701
                                           ==========  ==============  =========  ===========  =======

Year ended June 30, 2003:
Allowance for doubtful accounts            $    1,466  $         (473) $      10  $       369  $   634
Reserve for excess and obsolete inventory       5,756           4,189         41        1,989    7,997
Warranty reserve                                  479             878       (153)          11    1,193
                                           ----------  --------------  ---------  -----------  -------
Total                                      $    7,701  $        4,594  $    (102) $     2,369  $ 9,762
                                           ==========  ==============  =========  ===========  =======

                                      S-2